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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

                             ______________________

     The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

     Date: April 2, 2002

                              Dallas P. Price


                              By: /s/ Dallas P. Price
                                  -------------------------------
                              Name: Dallas P. Price


                              Dallas P. Price Trust


                              By: /s/ Dallas P. Price
                                  -------------------------------
                              Name: Dallas P. Price
                              Its:  Trustee